Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (No. 333-195634) on Form S-8 of Papa Murphy's Holdings, Inc. of our report dated July 17, 2014, relating to our audit of the financial statements of Drake Enterprises Inc. as of and for the year ended December 31, 2013, which appears in Papa Murphy's Holdings, Inc. Form 8-K/A.

/s/    Moss Adams LLP

Portland, Oregon
October 31, 2014